UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

OTIS WORLDWIDE CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	83-3789412
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Carrier Place Farmington, Connecticut	06032
(Address of principal executive offices)	(Zip Code)

HIGHLAND HOLDINGS S.À R.L.
(Exact name of Registrant as specified in its charter)

Grand Duchy of Luxembourg	98-1507045
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6, rue Jean Monnet L-2180 Luxembourg R.C.S. Luxembourg:	B 237108
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class To be so registered	Name of each exchange on which each class is to be registered
0.000% Notes due 2023	New York Stock Exchange
0.318% Notes due 2026	New York Stock Exchange
0.934% Notes due 2031	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:  333-240269.

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

Item 1          Description of Registrant’s Securities to be Registered.

Highland Holdings S.à r.l. (the “Issuer”) is an indirect wholly-owned consolidated subsidiary of Otis Worldwide Corporation (“Otis” and, together with the Issuer, the “Registrants”). The Registrants have filed with the Securities and Exchange Commission (the “Commission”) a Prospectus dated October 26, 2021 (the “Prospectus”) included in Amendment No. 1 to the Registrants’ automatic shelf registration statement on Form S-3ASR (No. 333-240269) originally filed with the Commission under the Securities Act of 1933 on July 31, 2020 and a Prospectus Supplement dated November 4, 2021 (the “Prospectus Supplement”) in connection with the offering of 0.000% Notes due 2023, the 0.318% Notes due 2026 and the 0.934% Notes due 2031 (collectively, the “Notes”). The description of the Notes appearing under the caption “Description of Debt Securities of Highland Holdings S.à r.l.” in the Prospectus and under the caption “Description of the Notes” in the Prospectus Supplement are incorporated by reference herein.

Item 2          Exhibits.

4.1
Indenture, dated as of November 12, 2021, among Otis Worldwide Corporation, Highland Holdings S.à r.l. and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated herein by reference to Exhibit 4.1 of Otis’ Current Report on 8-K filed with the Commission on November 12, 2021).

4.2
Supplemental Indenture No. 1, dated as of November 12, 2021, among Otis Worldwide Corporation, Highland Holdings S.à r.l and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated herein by reference to Exhibit 4.2 of Otis’ Current Report on 8-K filed with the Commission on November 12, 2021).

4.3	Form of 0.000% Note due 2023 (incorporated herein by reference to Exhibit 4.3 of Otis’ Current Report on 8-K filed with the Commission on November 12, 2021).
4.4	Form of 0.318% Note due 2026 (incorporated herein by reference to Exhibit 4.4 of Otis’ Current Report on 8-K filed with the Commission on November 12, 2021).
4.5	Form of 0.934% Note due 2031 (incorporated herein by reference to Exhibit 4.5 of Otis’ Current Report on 8-K filed with the Commission on November 12, 2021).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

OTIS WORLDWIDE CORPORATION

	By:	/s/ Imelda Suit
		Name:	Imelda Suit
		Title:	Vice President, Treasurer

Date: November 12, 2021

HIGHLAND HOLDINGS S.À R.L.

	By:	/s/ Bradley G. Thompson
Date: November 12, 2021	Name:	Bradley G. Thompson
	Title:	Class A Manager, Chief Executive Officer